Exhibit 15

Board of Directors
Atmos Energy Corporation

We are aware of the incorporation by reference in the Registration Statements (Form S-3, No. 33-37869; Form S-3 D/A, No. 33-70212; Form S-3, No. 33-58220; Form S-3, No. 33-56915; Form S-3/A, No. 333-03339; Form S-3/A, No. 333-32475; Form S-3/A, No. 333-50477; Form S-3/A, No. 333-93705; Form S-3, No. 333-95525; Form S-3, No. 333-75576; Form S-3D, No. 333-113603; Form S-3, No. 333-118706; Form S-4, No. 333-13429; Form S-8, No. 33-68852; Form S-8, No. 33-57687; Form S-8, No. 33-57695; Form S-8, No. 333-32343; Form S-8, No. 333-46337; Form S-8, No. 333-73143; Form S-8, No. 333-73145; Form S-8, No. 333-63738; Form S-8, No. 333-88832; and Form S-8, No. 333-116367) of Atmos Energy Corporation and in the related Prospectuses of our report dated May 6, 2005, relating to the unaudited condensed consolidated interim financial statements of Atmos Energy Corporation which are included in its Form 10-Q for the quarter ended March 31, 2005.

ERNST & YOUNG LLP

Dallas, Texas
May 6, 2005